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                     CONSENT OF INDEPENDENT PATENT COUNSEL


To the Board of Directors
and Stockholders of SangStat Medical Corporation


        We consent to the reference to our firm's name under the caption "Experts" as contained in this Registration Form S-3 of SangStat Medical Corporation.

                                FLEHR, HOHBACH, TEST, ALBRITTON & HERBERT


                                By: /s/ Bert Rowland
                                    ----------------------------

Dated: January 23, 1997